Press Release

BlackBerry Announces Commencement of Review of Portfolio and Business Configuration

WATERLOO, ONTARIO – May 1, 2023 – BlackBerry Limited (NYSE: BB; TSX: BB) today announced that the BlackBerry Board of Directors (the “Board”) will initiate a review of its portfolio of businesses. The assessment will assist the Board as it considers various strategic alternatives to drive enhanced shareholder value. These alternatives include, but are not limited to, the possible separation of one or more of BlackBerry’s businesses.
“BlackBerry is executing on a strong, well-resourced plan to deliver revenue and ARR growth, as well as significant improvements in non-GAAP EPS and cashflow this fiscal year. Although we expect achievement of this plan to deliver significant shareholder benefits, we do not believe that this is fully reflected in the market’s current valuation of the Company,” said John Chen, Executive Chairman & CEO. “Accordingly, the Board and management believe it is an appropriate time to initiate a comprehensive review of the Company’s portfolio. The review aims to identify and evaluate opportunities to further enhance shareholder value. As we undertake this review, we remain fully focused on delivering our plan and remain committed to our customers, partners and employees.”
The Board has not set a timetable for completing the process and does not intend to disclose developments relating to it unless, and until, the Board has approved a specific agreement or transaction or has terminated its review. There can be no assurance that the process will result in any transaction.
BlackBerry will continue with the previously announced sale of substantially all of its non-core patents and patent applications to Malikie Innovations Limited, a newly formed subsidiary of Key Patent Innovations Limited. Completion of the transaction is conditional upon, among other things, satisfaction of all regulatory conditions.
BlackBerry has retained Morgan Stanley & Co. LLC and Perella Weinberg Partners as financial advisors to assist in the review.
About BlackBerry
BlackBerry (NYSE: BB; TSX: BB) provides intelligent security software and services to enterprises and governments around the world. The company secures more than 500M endpoints including over 215M vehicles. Based in Waterloo, Ontario, the company leverages AI and machine learning to deliver innovative solutions in the areas of cybersecurity, safety, and data privacy solutions, and is a leader in the areas of endpoint security, endpoint management, encryption, and embedded systems. BlackBerry’s vision is clear - to secure a connected future you can trust.
BlackBerry. Intelligent Security. Everywhere.
For more information, visit BlackBerry.com and follow @BlackBerry.
Trademarks, including but not limited to BLACKBERRY and EMBLEM Design are the trademarks or registered trademarks of BlackBerry Limited, and the exclusive rights to such trademarks are expressly reserved. All other trademarks are the property of their respective owners. BlackBerry is not responsible for any third-party products or services.
Investor Contact:
BlackBerry Investor Relations
+1 (519) 888-7465
investorrelations@blackberry.com

Media Contact:
BlackBerry Media Relations
+1 (519) 597-7273
mediarelations@BlackBerry.com

This news release contains forward-looking statements within the meaning of certain securities laws, including under the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws, including statements regarding BlackBerry’s plans, strategies and objectives including its expectations with respect to increasing and enhancing its product and service offerings, and other statements that are not historical facts.
The words “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “could”, “intend”, “believe”, “target”, “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry in light of its experience and its perception of historical trends, current conditions and expected future developments, including anticipated activities related to the portfolio review, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to, BlackBerry’s expectations regarding its business, strategy, opportunities, financial performance and prospects, the launch of new products and services, general economic conditions, the ongoing COVID-19 pandemic, competition, and the launch of the portfolio review process. Many factors could cause BlackBerry’s actual results, performance, achievements and portfolio review process to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the risks discussed in BlackBerry’s Annual Report on Form 10-K and the “Cautionary Note Regarding Forward-Looking Statements” section of BlackBerry’s MD&A (copies of which filings may be obtained at www.sedar.com or www.sec.gov). All of these factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. Any statements that are forward-looking statements are intended to enable BlackBerry’s shareholders to view the anticipated performance and prospects of BlackBerry from management’s perspective at the time such statements are made, and they are subject to the risks that are inherent in all forward-looking statements, as described above, as well as difficulties in forecasting BlackBerry’s financial results and performance for future periods, particularly over longer periods, given changes in technology and BlackBerry’s business strategy, evolving industry standards, intense competition and short product life cycles that characterize the industries in which BlackBerry operates. Further, there can be no assurance regarding the potential outcome or timing of the portfolio review process. Any forward-looking statements are made only as of today and BlackBerry has no intention and undertakes no obligation to update or revise any of them, whether as a result of new information, future events or otherwise, except as required by applicable law.